Parkway Reports 2010 Results and 2011 Earnings Outlook

JACKSON, Miss.,Feb. 7, 2011 /PRNewswire/ --

Highlights

  Reports 2010 FFO of $2.67 per share; $2.86 excluding $0.19 non-cash impairment
  Reports recurring FFO of $2.54 per share
  Achieves average annual same store occupancy of 85.8%
  Fund II and Parkway complete $200 million in investments
  Closes on $200 million unsecured revolving credit facilities
  Projects 2011 FFO outlook range of $2.35 to $2.50 per share

Parkway Properties, Inc. (NYSE: PKY) today announced results for its fourth quarter ended December 31, 2010.

(Logo:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO)

Steven G. Rogers, President and Chief Executive Officer stated, "I am pleased that we met many important goals in 2010 with recurring funds from operations of $2.54 per diluted share and an annual average same-store occupancy of 85.8%.  Additionally, the Company has made progress on investing in office properties on behalf of Fund II.  Since the end of the quarter, the Company closed on its new $200 million revolving credit facilities and Fund II purchased 3344 Peachtree, one of the premier assets in Atlanta."

Consolidated Financial Results

  Funds from operations (“FFO”) available to common shareholders totaled $9.8 million, or $0.46 per diluted share, for the three months ended December 31, 2010, as compared to $7.7 million, or $0.36 per diluted share, for the three months ended December 31, 2009. Excluding non-cash impairment losses of $4.1 million, or $0.19 per diluted share, related to non-strategic office properties targeted for sale in Columbia, South Carolina and Richmond, Virginia, FFO was $0.65 per diluted share for the three months ended December 31, 2010.  This compares to $0.77 per diluted share for the three months ended December 31, 2009, which excludes a non-cash impairment loss on investment in unconsolidated joint ventures of $8.8 million, or $0.41 per diluted share.  Recurring FFO totaled $13.1 million, or $0.61 per diluted share for the three months ended December 31, 2010, as compared to $15.7 million, or $0.73 per diluted share for the three months ended December 31, 2009.

  FFO for the year ended December 31, 2010, totaled $57.5 million, or $2.67 per diluted share, as compared to $56.6 million, or $2.91 per diluted share, for the year ended December 31, 2009.  Excluding non-cash impairment losses of $4.1 million, or $0.19 per diluted share, and $8.8 million, or $0.45 per diluted share, recorded during the fourth quarter of 2010 and 2009, respectively, FFO was $2.86 per diluted share and $3.36 per diluted share for the years ended December 31, 2010 and 2009, respectively.  Recurring FFO totaled $54.6 million, or $2.54 per diluted share for the year ended December 31, 2010, as compared to $63.4 million, or $3.27 per diluted share for the year ended December 31, 2009.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

			YTD	YTD
Description	Q4 2010	Q4 2009	2010	2009
Unusual Items:
Gain on involuntary conversion	$-	$81	$40	$823
Non-cash impairment losses	$(4,120)	$(8,817)	$(4,120)	$(8,817)
Loss on extinguishment of debt	$-	$-	$(189)	$-
Acquisition costs	$(266)	$-	$(266)	$-
Reserve and expenses related to litigation	$(532)	$-	$(1,251)	$-

Other Items of Note:
Non-recurring lease termination fees (1)(6)	$1,628	$738	$8,706	$1,167
Straight-line rent (1)	$231	$1,315	$3,530	$5,056
Amortization of (above) below market rent (1)	$333	$(302)	$259	$(498)
Bad debt expense (1)	$(207)	$(779)	$(1,214)	$(2,431)
Portfolio Information:
Average rent per square foot (2)(3)	$23.07	$23.07	$23.05	$23.01
Average occupancy (2)(4)	85.7%	88.1%	85.9%	89.0%
Same-store average rent per square foot (2)(3)	$23.07	$23.09	$23.05	$23.05
Same-store average occupancy (2)(4)	85.7%	88.0%	85.8%	89.0%
Total office square feet under ownership (2)	13,196	13,359	13,196	13,359
Total office square feet under management (5)	13,902	14,176	13,902	14,176

(1)  These items include 100% of amounts from wholly-owned assets plus the Company's allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures for properties included in continuing operations.

(2)  These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.

(3)  Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.

(4)  Average occupancy is defined as average occupied square feet divided by average total rentable square feet.

(5)  Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.

(6)  Parkway's share of lease termination fees recognized during the year ended December 31, 2010 were $9.7 million, of which $1.0 million was included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer during the first quarter of 2010.

  Funds available for distribution ("FAD") totaled ($1.0) million, or ($0.05) per diluted share, for the three months ended December 31, 2010, as compared to ($754,000), or ($0.04) per diluted share, for the three months ended December 31, 2009.  FAD for the three months ended December 31, 2010 was principally affected by, among other factors, $5.1 million, or $0.24 per diluted share, in leasing costs related to one new lease totaling approximately 22,000 square feet and two renewal leases totaling 225,000 square feet.  FAD totaled $20.8 million, or $0.97 per diluted share, for the year ended December 31, 2010, as compared to $26.1 million, or $1.35 per diluted share for the year ended December 31, 2009.

  Net loss attributable to common shareholders for the three months ended December 31, 2010, was $12.4 million, or $0.58 per diluted share, as compared to net loss attributable to common shareholders of $11.4 million or $0.53 per diluted share, for the three months ended December 31, 2009.  Net loss attributable to common shareholders for the year ended December 31, 2010, was $8.9 million, or $0.42 per diluted share as compared to net loss attributable to common shareholders of $16.4 million, or $0.85 per diluted share, for the year ended December 31, 2009.  Gains on the sale of real estate and involuntary conversion of $8.6 million, offset by non-cash impairment losses of $4.1 million related to non-strategic office properties targeted for sale in Columbia, South Carolina and Richmond, Virginia, were included in net loss attributable to common shareholders for the year ended December 31, 2010.  Gains on the sale of real estate and involuntary conversion of $1.3 million, offset by non-cash impairment losses totaling $8.8 million, were included in net loss attributable to common shareholders for the year ended December 31, 2009.

Asset Recycling

  On October 29, 2010, the Company sold Falls Pointe, a 107,000 square foot office property in Atlanta, Georgia, and Lakewood II, a 128,000 square foot office property also in Atlanta, Georgia, to Parkway Properties Office Fund II, LP ("Fund II") for $8.0 million. Parkway received approximately $5.6 million in cash at closing representing its partner's 70% pro rata share of the investment. Proceeds from the sale were used to reduce amounts outstanding on the credit facility.  Parkway has a 30% ownership interest in these properties through its investment in Fund II.

  On December 14, 2010, the Company sold Carmel Crossing, a 326,000 square foot office complex in Charlotte, North Carolina, to Fund II for $25.0 million.  Parkway received approximately $17.5 million in cash at closing representing its partner's 70% pro rata share of the investment.  Proceeds from the sale were used to reduce amounts outstanding on the credit facility.  We anticipate placing a $10 million non-recourse first mortgage on Carmel Crossing during the first quarter of 2011.  Parkway has a 30% ownership interest in the property through its investment in Fund II.

  On January 21, 2011, the Company and Fund II acquired the office and retail portion of 3344 Peachtree located in the Buckhead submarket of Atlanta for $167.3 million.  3344 Peachtree contains approximately 484,000 square feet of office and retail space and includes an adjacent eleven-story parking structure.  Fund II's investment in the property totaled $160.0 million, with Parkway funding the remaining $7.3 million.  Due to Parkway's additional investment, the Company's effective ownership in the property is 33.0%. An additional $2.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  Simultaneous with closing, Fund II assumed the $89.6 million existing non-recourse first mortgage, which matures on October 1, 2017, and carries a fixed interest rate of 4.8%.  In accordance with GAAP, the mortgage was recorded at $87.2 million to reflect the value of the instrument based on a market interest rate of 5.25% on the date of purchase. Parkway's equity contribution in the investment is $25.5 million and was initially funded through availability under the Company's credit facility.

Operations and Leasing

  The Company's average rent per square foot remained unchanged at $23.07 during the fourth quarter 2010 as compared to the fourth quarter 2009 and increased 0.2% to $23.05 during the year ended December 31, 2010, as compared to $23.01 for the year ended December 31, 2009.  On a same-store basis, the Company's average rent per square foot decreased 0.1% to $23.07 during the fourth quarter 2010 as compared to $23.09 during the fourth quarter 2009, and remained unchanged at $23.05 during the year ended December 31, 2010, as compared to during the year ended December 31, 2009.

  The Company's average occupancy for the fourth quarter 2010 was 85.7% as compared to 88.1% for the fourth quarter 2009, and was 85.9% for the year ended December 31, 2010, as compared to 89.0% for the year ended December 31, 2009.  On a same-store basis, the Company's average occupancy for the fourth quarter 2010 was 85.7% as compared to 88.0% for the fourth quarter 2009.  For the year ended December 31, 2010, same-store average occupancy was 85.8% as compared to 89.0% for the year ended December 31, 2009.

  At January 1, 2011, the Company's office portfolio occupancy was 85.3% as compared to 85.7% at October 1, 2010 and 87.0% at January 1, 2010.  Not included in the January 1, 2011, occupancy rate are the acquisition of the 3344 Peachtree office property on January 21, 2011, as well as 34 signed leases totaling 183,000 square feet, which commence during the period from the first quarter of 2011 through the second quarter of 2012.  Including these leases, the Company's portfolio was 86.9% leased at January 21, 2011.

  Parkway's customer retention rate was 68.3% for the quarter ended December 31, 2010, as compared to 75.0% for the quarter ended September 30, 2010, and 63.6% for the quarter ended December 31, 2009.  Customer retention for the year ended December 31, 2010 and 2009, was 67.8% and 61.9%, respectively.

  During the fourth quarter 2010, 74 leases were renewed totaling 594,000 rentable square feet at an average rent per square foot of $24.01, representing a 5.3% rate decrease, and at a cost of $2.59 per square foot per year of the lease term.  During the year ended December 31, 2010, 246 leases were renewed totaling 2.1 million rentable square feet at an average rent per square foot of $20.56, representing a 8.6% rate decrease, and at a cost of $2.12 per square foot per year of the lease term.

  During the fourth quarter 2010, 19 expansion leases were signed totaling 46,000 rentable square feet at an average rent per square foot of $20.53 and at a cost of $4.16 per square foot per year of the lease term.  During the year ended December 31, 2010, 59 expansion leases were signed totaling 215,000 rentable square feet at an average rent per square foot of $20.33 and at an average cost of $3.34 per square foot per year of the lease term.

  During the fourth quarter 2010, 29 new leases were signed totaling 178,000 rentable square feet at an average rent per square foot of $19.83 and at a cost of $5.10 per square foot per year of the term.  During the year ended December 31, 2010, 115 new leases were signed totaling 638,000 rentable square feet at an average rent per square foot of $19.39 and at an average cost of $4.18 per square foot per year of the lease term.

  For the fourth quarter 2010, the Company's share of reported same-store net operating income ("NOI") as compared to the same period of the prior year decreased $507,000 or 1.8% on a GAAP basis and decreased $49,000 or 0.2% on a cash basis.  Also, for the fourth quarter of 2010, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $1.4 million or 5.0% on a GAAP basis and decreased $931,000 or 3.5% on a cash basis.  For the year ended December 31, 2010, the Company's share of reported same-store NOI as compared to the prior year increased $1.2 million or 1.0% on a GAAP basis and increased $1.9 million or 1.7% on a cash basis.  Also, for the year ended December 31, 2010, Parkway's share of recurring same-store NOI as compared to the prior year decreased $6.4 million or 5.6% on a GAAP basis and decreased $5.7 million or 5.3% on a cash basis.  The decrease in same-store recurring NOI is primarily attributable to a decrease in rental income associated with a 320 basis point reduction in same-store average occupancy for the year ended December 31, 2010.

Capital Structure

  As of December 31, 2010, the Company had an outstanding balance of $110.8 million related to its credit facility and term loan, and held $19.7 million in cash and cash equivalents.

  On October 8, 2010, the Company repaid a $7.6 million mortgage loan secured by One Jackson Place, a 220,000 square foot office building in Jackson, Mississippi.  The mortgage loan had a fixed interest rate of 7.9%.  The Company repaid the mortgage loan using available proceeds under the credit facility.

  On December 15, 2010, the Company repaid a $31.0 million mortgage loan secured by Squaw Peak Corporate Center, a 290,000 square foot office complex in Phoenix, Arizona.  The mortgage loan had a fixed interest rate of 4.9%.  The Company repaid the mortgage loan using available proceeds under the credit facility.

  On January 31, 2011, the Company closed a new $190.0 million unsecured revolving credit facility and a new $10.0 million unsecured working capital revolving credit facility.  The new credit facilities replaced the existing unsecured revolving credit facility, term loan and working capital facility that were scheduled to mature on April 27, 2011.  The Company also has a $100.0 million interest rate swap associated with the credit facilities that expires March 31, 2011, locking LIBOR at 3.635%.  The Company does not anticipate an extinguishment of this interest rate swap prior to its stated expiration.  Wells Fargo Securities and JP Morgan Securities LLC acted as Joint Lead Arrangers and Joint Book Runners on the unsecured revolving credit facility.  In addition, Wells Fargo Bank, N.A. acted as Administration Agent and JPMorgan Chase Bank, N.A. acted as Syndication Agent.  Other participating lenders include PNC Bank, N.A., Bank of America, N.A., US Bank, N.A., Trustmark National Bank, and BancorpSouth Bank.  The working capital revolving credit facility was provided solely by PNC Bank, N.A.

  The Company's previously announced cash dividend of $0.075 per share for the quarter ended December 31, 2010, represented a payout of approximately 16.5% of FFO per diluted share for the quarter. The fourth quarter dividend was paid on December 29, 2010.   The dividend was the ninety-seventh (97th) consecutive quarterly distribution to Parkway's shareholders of Common Stock, representing an annualized dividend of $0.30 per share.

  At December 31, 2010, the Company's net debt to EBITDA multiple was 5.9X as compared to 6.0X at September 30, 2010 and 6.3X at December 31, 2009.

2011 Outlook

Parkway has historically provided an annual earnings outlook for the year to its investors, analysts and other public constituencies, consisting of FFO per diluted share and net income per diluted share (EPS) and the major assumptions used in preparing the earnings outlook.  Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items.  The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs, possible future impairment charges or other unusual charges that may occur during the year.  These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience.  It has been and will continue to be the Company's policy to not issue quarterly earnings guidance or revise the annual earnings outlook unless such estimates are outside of the original annual outlook range.  This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

For 2011, the Company estimates reported FFO per diluted share of $2.35 to $2.50 and earnings (loss) per diluted share ("EPS") of ($0.85) to ($0.70).  The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2011	Range
Fully diluted EPS	($0.85-$0.70)
Parkway's share of depreciation and amortization	$3.20-$3.20
Reported FFO per diluted share	$2.35-$2.50

The 2011 outlook is based on the core operating, financing and capital assumptions described below.  These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience.

2011 Core Operating Assumptions

  An average annual same-store occupancy range of 83.5% to 85.0%.
  Parkway's share of recurring same-store net operating income decrease of 5.0% to 8.0% on a GAAP basis and decrease of 9.0% to 12.0% on a cash basis.
  Parkway's share of lease termination fee income of approximately $4.9 million or $0.22 per diluted share.
  The Company's proportionate share of total recurring capital expenditures for building improvements, tenant improvements and leasing commissions is expected to be in the range of $34.0 million to $37.0 million.
  Net general and administrative expenses are expected to be in the range of $7.0 million to $8.0 million, including an estimate of $300,000 for expenses related to litigation.

2011 Financial and Capital Assumptions

  In 2011, the Company has $102.7 million in proportionate secured debt maturities.  The Company intends to evaluate each maturity throughout the year and may pursue either dispositions, refinancing with non-recourse, fixed rate mortgage loans, or paying down existing mortgage loans with available proceeds under the Company's credit facility.  The outlook assumes any refinancing activity is completed at an average interest rate of 5.5%.
  The Company has a $100.0 million interest rate swap related to its credit facility with LIBOR locked at 3.635% through March 31, 2011.  Upon expiration of the interest rate swap, the interest rate on the credit facility will float in a range of 275 to 350 basis points over LIBOR, depending upon overall Company leverage.
  Parkway's investment in 3344 Peachtree is included in the earnings outlook at Parkway's effective ownership of 33.0%.  Parkway's estimated share of acquisition expenses in connection with the investment is $180,000.  No other investments on behalf of Fund II are included.  The Company expects to continue to pursue investments for Fund II and will provide further information at such time as an investment is completed as to the impact on its earnings outlook.
  No sales or joint ventures of properties are included in the earnings outlook.  However, the Company expects to continue to pursue its ongoing non-core asset recycling program and will provide further information at such time as a sale or joint venture is completed as to the impact on its earnings outlook.
  A $15.0 million common stock offering via the Company's at the market ("ATM") offering program.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 13.7 million square feet of leasable space at February 7, 2011.  Included in the portfolio are 21 properties totaling 4.2 million square feet that are owned jointly with other investors, representing 30.5% of the portfolio.  Fee-based real estate services are offered through the Company's wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.6 million square feet for third-party owners at February 7, 2011.

Additional Information

The Company will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, February 8, 2011, at 11:00 a.m. Eastern Time. To participate in the conference call, please dial 800-857-4978 and use the verbal pass code "PARKWAY".  A live audio webcast will also be available by selecting the "4Q Call" icon on the Company's website at www.pky.com.  An audio replay of the call can be accessed 24 hours a day through February 21, 2011, by dialing 800-925-4265 and using the pass code of 7275929.  An audio replay will be archived and indexed in the investor relations section of the Company's website at www.pky.com.  A copy of the Company's 2010 fourth quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 6019484091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "4Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's fourth quarter 2010 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated;  the outcome of claims and litigation involving and affecting the Company and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI, and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO, FAD, NOI, and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity.

In addition to FFO, Parkway also discloses Recurring FFO, which considers adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, non-cash gains and losses, acquisition costs, or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, we believe it is an appropriate measure for the Company and that it provides a meaningful presentation of operating performance.

NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization).  In addition to NOI, Parkway discloses Recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items.  The Company’s disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior reporting periods and excludes properties classified as discontinued operations.

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Richard G. Hickson IV
Chief Financial Officer
(601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31	December 31
	2010	2009
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 1,755,310	$ 1,738,040
Land held for development	609	609
Accumulated depreciation	(366,152)	(336,759)
	1,389,767	1,401,890

Land available for sale	750	750
Mortgage loans	10,336	8,126
Investment in unconsolidated joint ventures	2,892	2,512
	1,403,745	1,413,278

Rents receivable and other assets	129,638	116,437
Intangible assets, net	50,629	61,734
Cash and cash equivalents	19,670	20,697
	$ 1,603,682	$ 1,612,146

Liabilities
Notes payable to banks	$ 110,839	$ 100,000
Mortgage notes payable	773,535	852,700
Accounts payable and other liabilities	98,818	88,614
	983,192	1,041,314

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value,
4,374,896 and 2,400,000 shares authorized, issued and
outstanding in 2010 and 2009, respectively	102,787	57,976
Common stock, $.001 par value, 65,625,104 and 67,600,000
shares authorized in 2010 and 2009, respectively, 21,923,610 and 21,624,228 shares issued and outstanding in 2010 and
2009, respectively	22	22
Common stock held in trust, at cost, 58,134 and 71,255
shares in 2010 and 2009, respectively	(1,896)	(2,399)
Additional paid-in capital	516,167	515,398
Accumulated other comprehensive loss	(3,003)	(4,892)
Accumulated deficit	(127,575)	(111,960)
Total Parkway Properties, Inc. stockholders' equity	486,502	454,145
Noncontrolling interest - real estate partnerships	133,988	116,687
Total equity	620,490	570,832
	$ 1,603,682	$ 1,612,146

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	December 31
	2010	2009
	(Unaudited)

Revenues
Income from office and parking properties	$ 61,997	$ 64,741
Management company income	321	384
Total revenues	62,318	65,125

Expenses
Property operating expense	27,957	30,576
Depreciation and amortization	26,933	23,880
Impairment loss on real estate	4,120	-
Management company expenses	1,718	589
General and administrative	1,845	1,374
Total expenses	62,573	56,419

Operating income (loss)	(255)	8,706

Other income and expenses
Interest and other income	382	326
Equity in earnings (loss) of unconsolidated joint ventures	73	(30)
Other-than-temporary impairment loss on investment in unconsolidated joint ventures	-	(8,817)
Gain on involuntary conversion	-	81
Interest expense	(13,596)	(13,594)

Loss from continuing operations	(13,396)	(13,328)
Discontinued operations:
Income from discontinued operations	-	95
Net loss	(13,396)	(13,233)
Net loss attributable to noncontrolling interest - real estate partnerships	3,208	3,054

Net loss for Parkway Properties, Inc.	(10,188)	(10,179)
Dividends on preferred stock	(2,188)	(1,200)
Net loss attributable to common stockholders	$ (12,376)	$ (11,379)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.58)	$ (0.53)
Discontinued operations	-	-
Basic net loss attributable to Parkway Properties, Inc.	$ (0.58)	$ (0.53)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.58)	$ (0.53)
Discontinued operations	-	-
Diluted net loss attributable to Parkway Properties, Inc.	$ (0.58)	$ (0.53)

Weighted average shares outstanding:
Basic	21,443	21,315
Diluted	21,443	21,315

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended
	December 31
	2010	2009
	(Unaudited)

Revenues
Income from office and parking properties	$ 254,611	$ 262,951
Management company income	1,652	1,870
Total revenues	256,263	264,821

Expenses
Property operating expense	117,935	126,343
Depreciation and amortization	92,190	92,126
Impairment loss on real estate	4,120	-
Management company expenses	3,961	2,299
General and administrative	7,382	6,108
Total expenses	225,588	226,876

Operating income	30,675	37,945

Other income and expenses
Interest and other income	1,487	1,609
Equity in earnings of unconsolidated joint ventures	326	445
Other-than-temporary impairment loss on investment in unconsolidated joint ventures	-	(8,817)
Gain on involuntary conversion	40	823
Gain on sale of real estate	-	470
Interest expense	(54,647)	(55,044)

Loss from continuing operations	(22,119)	(22,569)
Discontinued operations:
Income from discontinued operations	194	404
Gain on sale of real estate from discontinued operations	8,518	-
Total discontinued operations	8,712	404

Net loss	(13,407)	(22,165)
Net loss attributable to noncontrolling interest - real estate partnerships	10,789	10,562

Net loss for Parkway Properties, Inc.	(2,618)	(11,603)
Dividends on preferred stock	(6,325)	(4,800)
Net loss attributable to common stockholders	$ (8,943)	$ (16,403)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.82)	$ (0.87)
Discontinued operations	0.40	0.02
Basic net loss attributable to Parkway Properties, Inc.	$ (0.42)	$ (0.85)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.82)	$ (0.87)
Discontinued operations	0.40	0.02
Diluted net loss attributable to Parkway Properties, Inc.	$ (0.42)	$ (0.85)

Weighted average shares outstanding:
Basic	21,421	19,304
Diluted	21,421	19,304

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2010 AND 2009
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net Loss for Parkway Properties, Inc.	$ (10,188)	$ (10,179)	$ (2,618)	$ (11,603)

Adjustments to Net Loss for Parkway Properties, Inc.:
Preferred Dividends	(2,188)	(1,200)	(6,325)	(4,800)
Depreciation and Amortization	26,933	23,880	92,190	92,126
Depreciation and Amortization - Discontinued Operations	-	145	121	600
Noncontrolling Interest Depreciation and Amortization	(4,831)	(5,199)	(17,668)	(20,138)
Unconsolidated Joint Ventures Depreciation and Amortization	89	218	342	848
Gain on Sale of Real Estate	-	-	(8,518)	(470)
Funds From Operations ("FFO") Available to Common Stockholders (1)	$ 9,815	$ 7,665	$ 57,524	$ 56,563

Adjustments to Derive Recurring FFO:
Net Non-Cash Losses	4,120	8,736	4,080	7,994
Non-Recurring Lease Termination Fee Income (2)	(1,628)	(738)	(8,706)	(1,167)
Loss on Early Extinguishment of Debt	-	-	189	-
Acquisition Costs	266	-	266	-
Reserve and Expenses Related to Litigation	532	-	1,251	-
Recurring FFO	$ 13,105	$ 15,663	$ 54,604	$ 63,390

Funds Available for Distribution
FFO Available to Common Stockholders (1)	$ 9,815	$ 7,665	$ 57,524	$ 56,563
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(114)	(64)	(350)	(652)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	3,654	1,130	8,865	4,692
Straight-line Rents	(296)	(1,381)	(4,165)	(6,639)
Straight-line Rents - Discontinued Operations	-	(19)	(22)	(95)
Amortization of Above/Below Market Leases	(419)	149	(566)	51
Amortization of Share-Based Compensation	442	641	1,319	2,581
Net Non-Cash Losses	4,120	8,736	4,080	7,994
Recurring Capital Expenditures:
Building Improvements	(2,191)	(2,533)	(5,449)	(6,079)
Tenant Improvements - New Leases	(5,760)	(4,292)	(17,659)	(11,369)
Tenant Improvements - Renewal Leases	(4,458)	(2,020)	(9,959)	(5,781)
Leasing Costs - New Leases	(1,640)	(3,778)	(4,434)	(6,057)
Leasing Costs - Renewal Leases	(4,189)	(4,988)	(8,364)	(9,065)
Funds Available for Distribution (1)	$ (1,036)	$ (754)	$ 20,820	$ 26,144

Diluted Per Common Share/Unit Information (**)
FFO per share	$ 0.46	$ 0.36	$ 2.67	$ 2.91
Recurring FFO per share	$ 0.61	$ 0.73	$ 2.54	$ 3.27
FAD per share	$ (0.05)	$ (0.04)	$ 0.97	$ 1.35
Dividends paid	$ 0.075	$ 0.325	$ 0.30	$ 1.30
Dividend payout ratio for FFO	16.47%	91.23%	11.23%	44.61%
Dividend payout ratio for Recurring FFO	12.33%	44.64%	11.83%	39.80%
Dividend payout ratio for FAD	N/M	N/M	31.02%	96.52%
Weighted average shares/units outstanding	21,552	21,512	21,526	19,409

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$ 18,238	$ 17,611	$ 45,865	$ 38,351
Consolidated Upgrades on Acquisitions	202	597	2,166	6,220
Consolidated Major Renovations	370	197	1,729	197
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$ 18,810	$ 18,405	$ 49,760	$ 44,768

Parkway's Share of Recurring Capital Expenditures	$ 14,834	$ 16,856	$ 38,291	$ 37,046
Parkway's Share of Upgrades on Acquisitions	77	(29)	1,147	3,279
Parkway's Share of Major Renovations	370	197	1,729	197
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$ 15,281	$ 17,024	$ 41,167	$ 40,522

Impairment Losses	$ (4,120)	$ (8,817)	$ (4,120)	$ (8,817)
Gain on Involuntary Conversion	-	81	40	823
Net Loss Included in FFO	$ (4,120)	$ (8,736)	$ (4,080)	$ (7,994)

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,445	21,316	21,422	19,306
Dilutive Effect of Other Share Equivalents	107	196	104	103

(1)  Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

 There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases, straight line rent adjustments and non-cash gains/losses, and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

(2)  Parkway's share of total lease termination fees recognized during the year ended December 31, 2010 were $9.7 million, of which $1.0 million were included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2010 AND 2009
(In thousands)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net Loss for Parkway Properties, Inc.	$ (10,188)	$ (10,179)	$ (2,618)	$ (11,603)

Adjustments to Net Loss for Parkway Properties, Inc.:
Interest Expense	13,200	13,210	53,062	53,374
Amortization of Financing Costs	396	547	1,713	2,319
Loss on Early Extinguishment of Debt	-	-	189	-
Depreciation and Amortization	26,933	24,025	92,311	92,726
Amortization of Share-Based Compensation	442	641	1,319	2,581
Net (Gain) Loss on Real Estate Investments and Involuntary Conversion	4,120	8,736	(4,438)	7,524
Tax Expense	(174)	-	2	2
EBITDA Adjustments - Unconsolidated Joint Ventures	125	344	488	1,358
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(7,903)	(8,342)	(29,939)	(32,698)
EBITDA (1)	$ 26,951	$ 28,982	$ 112,089	$ 115,583

Interest Coverage Ratio:
EBITDA	$ 26,951	$ 28,982	$ 112,089	$ 115,583

Interest Expense:
Interest Expense	$ 13,200	$ 13,210	$ 53,062	$ 53,374
Interest Expense - Unconsolidated Joint Ventures	35	125	145	501
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(3,005)	(3,074)	(12,000)	(12,283)
Total Interest Expense	$ 10,230	$ 10,261	$ 41,207	$ 41,592

Interest Coverage Ratio	2.63	2.82	2.72	2.78

Fixed Charge Coverage Ratio:
EBITDA	$ 26,951	$ 28,982	$ 112,089	$ 115,583

Fixed Charges:
Interest Expense	$ 10,230	$ 10,261	$ 41,207	$ 41,592
Preferred Dividends	2,188	1,200	6,325	4,800
Principal Payments (Excluding Early Extinguishment of Debt)	3,428	3,532	14,222	13,615
Principal Payments - Unconsolidated Joint Ventures	9	34	33	142
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(294)	(286)	(1,056)	(981)
Total Fixed Charges	$ 15,561	$ 14,741	$ 60,731	$ 59,168

Fixed Charge Coverage Ratio	1.73	1.97	1.85	1.95

Modified Fixed Charge Coverage Ratio:
EBITDA	$ 26,951	$ 28,982	$ 112,089	$ 115,583

Modified Fixed Charges:
Interest Expense	$ 10,230	$ 10,261	$ 41,207	$ 41,592
Preferred Dividends	2,188	1,200	6,325	4,800
Total Modified Fixed Charges	$ 12,418	$ 11,461	$ 47,532	$ 46,392

Modified Fixed Charge Coverage Ratio	2.17	2.53	2.36	2.49

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$ 26,951	$ 28,982	$ 112,089	$ 115,583
Amortization of Above (Below) Market Leases	(419)	149	(566)	51
Amortization of Mortgage Loan Discount	(188)	(160)	(710)	(607)
Operating Distributions from Unconsolidated Joint Ventures	-	-	-	392
Interest Expense	(13,200)	(13,210)	(53,062)	(53,374)
Loss on Early Extinguishment of Debt	-	-	(189)	-
Tax Expense	174	-	(2)	(2)
Change in Deferred Leasing Costs	(5,882)	(8,935)	(13,425)	(16,348)
Change in Receivables and Other Assets	3,935	998	(4,194)	3,678
Change in Accounts Payable and Other Liabilities	(968)	(6,412)	9,782	228
Adjustments for Noncontrolling Interests	4,695	5,288	19,150	22,136
Adjustments for Unconsolidated Joint Ventures	(198)	(314)	(814)	(1,803)
Cash Flows Provided by Operating Activities	$ 14,900	$ 6,386	$ 68,059	$ 69,934

(1)  Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.  EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2010	2009	2010	2009

Same-store properties (2):
Wholly-owned	45	73.15%	$ 25,918	$ 26,241	86.8%	88.4%
Parkway Properties Office Fund, LP	13	22.25%	7,883	7,907	83.6%	86.7%
Parkway Properties Office Fund II, LP	3	0.67%	239	-	75.8%	N/A
Unconsolidated joint ventures	4	3.93%	1,390	1,732	81.6%	87.9%
Total same-store properties	65	100.00%	35,430	35,880	85.7%	88.0%
Assets sold	-	0.00%	-	17	N/A	N/A
Net operating income from
office and parking properties	65	100.00%	$ 35,430	$ 35,897

(1) Percentage of portfolio based on 2010 net operating income.

(2)  Parkway defines same-store properties as those properties that were owned for the entire current and prior reporting periods and excludes properties classified as discontinued operations.  Same-store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for same-store properties.  Recurring SSNOI involves adjustments for non-recurring lease termination fees or other unusual items. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.  SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.

The following table is a reconciliation of net income (loss) to SSNOI and recurring SSNOI:

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009

Net income (loss) for Parkway Properties, Inc.	$ (10,188)	$ (10,179)	$ (2,618)	$ (11,603)
Add (deduct):
Interest expense	13,596	13,594	54,647	55,044
Depreciation and amortization	26,933	23,880	92,190	92,126
Management company expenses	1,718	589	3,961	2,299
General and administrative expenses	1,845	1,374	7,382	6,108
Equity in earnings of unconsolidated joint ventures	(73)	30	(326)	(445)
Gain on involuntary conversion	-	(81)	(40)	(823)
Gain on sale of real estate	-	-	-	(470)
Impairment loss on real estate investments	4,120	8,817	4,120	8,817
Net loss attributable to noncontrolling interests - real estate partnerships	(3,208)	(3,054)	(10,789)	(10,562)
Income from discontinued operations	-	(95)	(194)	(404)
Gain on sale of real estate from discontinued operations	-	-	(8,518)	-
Management company income	(321)	(384)	(1,652)	(1,870)
Interest and other income	(382)	(326)	(1,487)	(1,609)
Net operating income from consolidated office and parking properties	34,040	34,165	136,676	136,608
Net operating income from unconsolidated joint ventures	1,390	1,732	7,156	8,955
Less: Net operating income from non same-store properties	-	(17)	(48)	(501)
Same-store net operating income (SSNOI)	35,430	35,880	143,784	145,062
Less: non-recurring lease termination fees	(2,240)	(749)	(9,775)	(1,363)
Recurring same-store net operating income (Recurring SSNOI)	$ 33,190	$ 35,131	$ 134,009	$ 143,699
Parkway's share of SSNOI	$ 28,218	$ 28,725	$ 115,199	$ 114,021
Parkway's share of recurring SSNOI	$ 26,599	$ 29,988	$ 106,502	$ 112,862

CONTACT:  Steven G. Rogers, President & Chief Executive Officer, or Richard G. Hickson IV, Chief Financial Officer, both at +1-601-948-4091